Morgan Stanley Variable Investment Series - Limited
Duration Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3


Securities Purchased:  Deutsche Telekom International
Finance 2.225% due 1/17/2020
Purchase/Trade Date:	1/9/2017
Offering Price of Shares: $99.940
Total Amount of Offering: $850,000,000
Amount Purchased by Fund: $150,000
Percentage of Offering Purchased by Fund: 0.018%
Percentage of Fund's Total Assets: 0.54%
Brokers: Citigroup, Deutsche Bank Securities, Morgan
Stanley, Credit Suisse, MUFG, Santander
Purchased from: Deutsche Bank Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.


Securities Purchased:  U.S. Bank National Association
2.000% due 1/24/2020
Purchase/Trade Date: 1/19/2017
Offering Price of Shares: $99.789
Total Amount of Offering: $1,100,000,000
Amount Purchased by Fund: $250,000
Percentage of Offering Purchased by Fund: 0.023%
Percentage of Fund's Total Assets: 0.90%
Brokers: U.S. Bancorp Investments, Inc., Barclays
Capital Inc., Capital One Securities, Inc., Citigroup
Global Markets Inc., Credit Suisse Securities (USA)
LLC, Deutsche Bank Securities Inc., Goldman, Sachs &
Co., HSBC Securities (USA), Inc., J.P. Morgan
Securities LLC, Keefe, Bruyette & Woods, Inc., Merrill
Lynch, Pierce, Fenner & Smith Incorporated, Morgan
Stanley & Co. LLC, Piper Jaffray & Co., Inc. PNC
Capital Markets LLC, RBC Capital Markets, LLC, RBS
Securities Inc., Santander Investment Securities Inc.,
UBS Securities LLC, Wells Fargo Securities, LLC
Purchased from: US Bancorp Investments
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.






Securities Purchased:  Jackson National Life Global
Funding 2.200% due 1/30/2020
Purchase/Trade Date:	1/24/2017
Offering Price of Shares: $100.000
Total Amount of Offering: $400,000,000
Amount Purchased by Fund: $100,000
Percentage of Offering Purchased by Fund: 0.025%
Percentage of Fund's Total Assets: 0.36%
Brokers: Barclays Capital Inc., Credit Suisse Securities
(USA) LLC, Deutsche Bank Securities Inc., Morgan
Stanley & Co. LLC
Purchased from: Credit Suisse Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.





Securities Purchased: Skandinaviska Enskilda
Banken AB 2.300% due 3/11/2020
Purchase/Trade Date:	3/7/2017
Offering Price of Shares: $99.931
Total Amount of Offering: $750,000,000
Amount Purchased by Fund: $250,000
Percentage of Offering Purchased by Fund: 0.033%
Percentage of Fund's Total Assets: 0.91%
Brokers: BofA Merrill Lynch, Citigroup, Deutsche
Bank Securities, Morgan Stanley, SEB
Purchased from: Merrill Lynch, Pierce Fenner &
Smith
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.








Securities Purchased:  Delta Air Lines Inc. 2.875%
due 3/13/2020
Purchase/Trade Date:	3/9/2017
Offering Price of Shares: $99.727
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $100,000
Percentage of Offering Purchased by Fund: 0.010%
Percentage of Fund's Total Assets: 0.36%
Brokers: Barclays, Goldman, Sachs & Co., J.P.
Morgan, Morgan Stanley, BofA Merrill Lynch,
Citigroup, Credit Agricole CIB, Credit Suisse,
Deutsche Bank Securities, US Bancorp, BNP
PARIBAS, Guzman & Company, Natixis, The
Williams Capital Group, L.P., UBS Investment
Bank, Wells Fargo Securities
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.